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EXHIBIT 11

                               KENNEDY-WILSON INC.
                         EARNINGS PER SHARE CALCULATION
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                                                            SIX MONTH PERIODS                THREE MONTH PERIODS
                                                                 JUNE 30,                          JUNE 30,
BASIC CALCULATION                                         1999             1998             1999             1998
-----------------                                      ----------       ----------       ----------       ----------
Net Income Available to Common Shareholders            $2,100,000       $  876,000       $  930,000       $  202,000
                                                       ----------       ----------       ----------       ----------
                                                       ----------       ----------       ----------       ----------
Weighted Average Shares                                 7,357,253        5,939,955        8,000,080        5,954,943
                                                       ----------       ----------       ----------       ----------
                                                       ----------       ----------       ----------       ----------

                                                       ----------       ----------       ----------       ----------
Basic EPS                                              $     0.29       $     0.15       $     0.12       $     0.03
                                                       ----------       ----------       ----------       ----------
                                                       ----------       ----------       ----------       ----------

DILUTED CALCULATION
-------------------

Net Income                                             $2,100,000       $  876,000       $  930,000       $  202,000
Income Effect of Dilutive Securities,
   tax effected                                            52,813                -           52,813                -
                                                       ----------       ----------       ----------       ----------
Net Income Available to Common Shareholders            $2,152,813       $  876,000       $  982,813       $  202,000
                                                       ----------       ----------       ----------       ----------
                                                       ----------       ----------       ----------       ----------
Weighted Average Shares                                 7,357,253        5,939,955        8,000,080        5,954,943
Weighted Average Conversion Effect of
   Dilutive Securities                                    319,998                -          647,138                -
Common Stock Equivalents                                1,223,642        1,056,831          600,111          597,006
                                                       ----------       ----------       ----------       ----------
Total Diluted Shares                                    8,900,893        6,996,786        9,247,329        6,551,949
                                                       ----------       ----------       ----------       ----------
                                                       ----------       ----------       ----------       ----------

                                                       ----------       ----------       ----------       ----------
Diluted EPS                                            $     0.24       $     0.13       $     0.11       $     0.03
                                                       ----------       ----------       ----------       ----------
                                                       ----------       ----------       ----------       ----------
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